EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                                   AS ADDED BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of QNB Corp. (the "Company for the period ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), I, Bret H. Krevolin, Chief Accounting Officer, of the Company, certify, pursuant to 18 U.S.C. ss.1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date:    August 13, 2004                     By:  /s/ Bret H. Krevolin
         ---------------                          -------------------------
                                                  Bret H. Krevolin
                                                  Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provide to QNB Corp. and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.